UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

VIRTUIX HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43067	46-4371395
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 Metric Blvd, Suite 430 Austin, TX	78758
(Address of principal executive offices)	(Zip Code)

(512) 947-9029

 Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange On Which Registered
Common Stock	VTIX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2026, the Board of Directors (the “Board”) of Virtuix Holdings Inc. (the “Company”) approved a supplemental, discretionary grant of 100,000 restricted stock units (“RSUs”) to the Company’s Chief Financial Officer, Thomas McGinnis, effective immediately (the “Date of Grant”), pursuant to the Virtuix Holdings Inc. 2025 Omnibus Incentive Plan (the “Equity Plan”).

Under the applicable award agreement, the RSUs will vest over a four-year period, with 25% of the RSUs vesting on the first anniversary of the Date of Grant and the remaining 75% vesting in twelve substantially equal quarterly installments thereafter, in each case subject to Mr. McGinnis’s continued service with the Company through the applicable vesting date. Unvested RSUs will be forfeited upon any termination of service and, if service is terminated for cause or Mr. McGinnis breaches any restrictive covenant, all RSUs (whether vested or unvested) will be forfeited. In the event of a change in control, the RSUs will be treated as provided in the Equity Plan. These RSUs, as a one-time, special award to recognize Mr. McGinnis’s exemplary service, are not intended to impact the total target value of Mr. McGinnis’s annual equity awards for 2026.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 24, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). As of the record date of July 29, 2026, there were 29,907,526 shares of Class A common stock and 4,000,000 shares of Class B common stock outstanding and entitled to vote. Each share of Class B common stock is entitled to 20 votes on each matter. A total of 86,072,228 votes (representing shares of Class A common stock and Class B common stock) were represented in person (virtually) or by proxy at the Annual Meeting, constituting 78.31% of the voting power of all shares entitled to vote.

At the Annual Meeting, stockholders voted on the following matters, each of which is described in detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on August 6, 2026:

(1)	Election of three Class I directors to serve on the Board until the 2029 Annual Meeting of Stockholders; and

(2)	Advisory Ratification of the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027.

The Company’s stockholders approved both proposals (1) and (2).

Proposal 1: Election of Class I Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ugo de Charette	82,530,594	420,906	3,120,728
John Cunningham	82,870,817	80,683	3,120,728
Melissa Mohr	82,870,753	80,747	3,120,728

Proposal 2: Advisory Ratification of the Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
85,819,980	58,370	193,878	0

No other matters were submitted to a vote of stockholders at the Annual Meeting.

Item 8.01. Other Events.

On September 24, 2026, following the Annual Meeting, the Board appointed Randolph C. Read to serve as the Company’s Lead Independent Director, effective immediately. Mr. Read has served as an independent member of the Board since August 2025 and currently serves as Chairman of the Audit Committee and a member of the Acquisition Committee. The Lead Independent Director will provide additional independent Board leadership and facilitate communication among the Company’s independent directors and between the independent directors and the Chairman of the Board and Chief Executive Officer.

Following the Annual Meeting, the Board appointed Melissa Mohr to serve as a member of the Audit Committee, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2026

VIRTUIX HOLDINGS INC.

By:	/s/ Jan Goetgeluk
Jan Goetgeluk
Chief Executive Officer
(Principal Executive Officer)

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